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EXHIBIT 3.1.7     Amendment of Certification of Incorporation
                  in the Bahamas dated June 24, 2002









                           COMMONWEALTH OF THE BAHAMAS
                                                                          IBC 05

                 THE INTERNATIONAL BUSINESS COMPANIES ACT (2000)

                                                                    (SECTION 12)

                          CERTIFICATE OF INCORPORATION
                                (CHANGE OF NAME)


NO. 119,850 B VORSATECH VENTURES INC. FORMERLY VALUSHIP LTD.

I, CEDRIC F. MOXEY, Asst. Registrar General of the Commonwealth of the Bahamas DO HEREBY CERTIFY pursuant to the International Business Companies Act 2000 (No. 45 of 2000) that VORSATECH VENTURES INC. is incorporated in the Commonwealth of The Bahamas as an International Business Company and that the former name of the said company was VALUSHIP LTD. which name has now been changed this 24th day of June, 2002.


                                    Given under my hand and seal at Nassau in the Commonwealth of The Bahamas




                                      /S/ CEDRIC F. MOXEY
                                     --------------------------------
                                     Asst. Registrar General